Exhibit 23.2

Consent of Independent Auditors

The Board of Managers

RMCO, LLC:

We consent to the use of our report dated June 20, 2013, with respect to the financial statements of RE/MAX/KEMCO Partnership, L.P. and its related variable interest entities for the year ended December 31, 2012, incorporated by reference herein.

/s/ KPMG LLP

Denver, Colorado

October 1, 2013